December 19, 1996

                                                                       Exhibit 5

MedAmicus, Inc.
15301 Highway 55 West
Plymouth, MN 55447

     RE: MEDAMICUS, INC. REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

         We have acted as counsel to MedAmicus, Inc., a Minnesota corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration of 610,000 shares of common stock par value $.01 per share (the "Shares"), of the Company.

         As such counsel, we have examined copies of the Articles of Incorporation and Bylaws of the Company, each as amended to date, minutes of various meetings of the Board of Directors of the Company and the original or copies of all such records of the Company and all such agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, papers, statutes and authorities as we have deemed necessary to form the basis of the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others. Based upon the foregoing, we are of the opinion that the Shares are, and will be when sold in accordance with the Registration Statement, legally issued, fully paid and nonassessable.

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which constitutes a part of the Registration Statement. We further consent to your filing a copy of this opinion as an exhibit to said Registration Statement.

Very truly yours,

LEONARD, STREET AND DEINARD

By:
    Mark S. Weitz